COLORADO WYOMING RESERVE COMPANY
                                                         1801 BROADWAY STE. #600
                                                              DENVER, CO  80202
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PHONE 303-296-1908
FAX 303-296-0329


                                OPTION AGREEMENT

May 8, 2000

ST OIL COMPANY
1801 Broadway Ste. #600
Denver, CO  80202
Attn.: Mr. J. Samuel Butler, President & CEO

EDWARDS ENERGY CORPORATION
1401 17th Street Ste. 1400
Denver, CO  80202
Attn.: Mr. J. Keith Edwards, President

Re:   Lightning Draw/Paradox Basin Option Agreement
San Juan CO, UT

Gentlemen:

This Option Agreement (Agreement) when executed by the parties hereto, shall represent the right for ST OIL COMPANY and EDWARDS ENERGY CORPORATION (ST/Edwards) to purchase from COLORADO WYOMING RESERVE COMPANY (CWYR) certain rights and interests in THE LIGHTNING DRAW/PARADOX BASIN EXPLORATION PROJECT (The Project) located in an area (the Lands) described on Exhibit "A" attached hereto and made a part hereof, which shall be subject to the following terms and conditions:

                                  GENERAL TERMS

1.)  The effective date of this Agreement shall be April 30, 2000.

2.) Consideration for this Agreement shall be $24,000.00 in cash, payable to CWYR and due upon execution of this Agreement.

3.) CWYR shall not be obligated to purchase any additional Leases or Seismic Options in the Project area, but CWYR shall be obligated to maintain all leases and options currently in effect, which include all delay rentals and Seismic Option renewals during the full term of this Agreement. Should the parties hereto jointly determine not to pay certain rentals or renew certain Seismic Options, CWYR will not have defaulted under this provision. Should any leases


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                                      -2-


or Seismic Options be unintentionally or intentionally lost, CWYR shall have the opportunity to reinstate any lost acreage therein. The maximum monetary liability to CWYR shall be $24,000.00.

4.) ST/Edwards are currently engaged in combining their entities via merger and to also obtain secondary financing concurrent with this business combination (the Transaction). The purpose of this Agreement is to allow adequate time for ST/Edwards to complete the Transaction. Therefore, the term of this Agreement shall be one hundred twenty (120) days from the effective date hereof. However, it is understood that rights to this Agreement as set out below, shall be exercised at the time the merger is legally consummated and a minimum subscription amount of $12,000,000 is reached under the ST/Edwards Private Placement of Capital under the Transaction.

                        RIGHTS EARNED UNDER THE AGREEMENT

1.) In accordance with the provisions set forth above, ST /Edwards shall, A) In the event the business combination as set forth in Paragraph 4 is unsuccessful, ST/Edwards may decline to exercise any rights under this Agreement forfeiting all Option consideration hereof, but incurring no further obligation thereto, B) Exercise the Agreement which shall include the following:

     a) Upon exercising the Agreement, ST/Edwards will have the obligation to tender forty percent (40.0%) of the funds to permit, acquire, process and interpret a 26 to 38 square mile Three Dimensional Seismic Survey (the Survey) on a previously established program on the subject Lands. Estimated cost to acquire 100% of said Survey is $1,000,000. It is agreed that a maximum of $1,000,000 is budgeted for this survey, but a tolerance of ten percent (10%) will be allowed in the event the actual cost of the Survey is more. In the event the survey can be acquired for less than this amount, ST/Edwards will only be obligated for their proportionate share of the actual cost of the survey, b) Upon tendering 100% of ST's and Edward's proportionate share of the cost of the Survey, ST/Edwards will earn an assignment of a twenty percent (20.0%) Member Interest pursuant to and under the terms of the Special Purpose Entity discussed in Paragraph # 1 Formal Agreements, in and to all the subject Lands and Project area. CWYR will assign these rights with a proportionate eighty percent (80%) Net Revenue Interest except on the lease known as the Tiger/Legacy lease located in T.31S.-R.23E. which CWYR will deliver a proportionate 79% Net Revenue Interest. In the event that CWYR owns less that the entire undivided interest in any lease, ST/Edwards's interest will be proportionately reduced.

                                FORMAL AGREEMENTS

1.) During the Option period, the parties hereto will create a tax favorable, special purpose entity to prosecute and manage the Project. Said entity will be assigned a 100% Working Interest of which ST/Edwards will be assigned their proportionate share of the Membership interest as set out in Paragraph 1b above. Upon closing of the Transaction, funds will be forwarded to and managed by this entity. Said funds will be forwarded to the special purpose entity upon written demand by the manager on a on going, as needed basis necessary to prosecute the Survey.


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That certain Memorandum dated April 30, 2000 attached hereto and incorporated herein, shall be the directive as to how ST/Edwards and CWYR proceed with the special purpose entity and prosecute the Survey.

If the foregoing terms and conditions are acceptable, please sign in the space provided below, forwarding the enclosed extra copy to our offices within five(5) days hereof. We are looking forward to your involvement in taking this project to a successful conclusion.

Sincerely,
COLORADO WYOMING RESERVE COMPANY

   /s/  KIM M. FUERST
Kim M. Fuerst, President

Agreed to an Accepted this day, May 10, 2000;

ST OIL COMPANY

   /s/  J. SAMUEL BUTLER
J. Samuel Butler, President and Chief Executive Officer


EDWARDS ENERGY CORPORATION

   /s/  J. KEITH EDWARDS
J. Keith Edwards, President

KMF/frt


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                                   EXHIBIT "A"

Attached to that certain OPTION AGREEMENT dated May 8, 2000 by and between, ST OIL COMPANY, EDWARDS ENERGY CORPORATION and COLORADO WYOMING RESERVE COMPANY:

                  LIGHTNING DRAW/PARADOX BASIN LAND DESCRIPTION

                         LEASEHOLD AND OPTIONS OWNED IN:


*T.30S.-R.23E. Sections 19-36; T.30S.-R.24E., Sections 19-36; T.31 S.-R.22E.
Sections 35, 36; T.31S.-R.23, 24 E. ALL; T.32S.-R.23,24E. All;
T.33S.-R.23,24E. All; T.34S.-R.24,25,26E. All; T.35S.-R25,26E. All*

San Juan County, Utah


WHERE PTS 1-28